UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2018

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

87 Cambridgepark Drive

Cambridge, MA 02140

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 621-8097

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Stockholders on June 21, 2018 (the “Annual Meeting”), the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated April 26, 2018 for the Annual Meeting.

Proposal 1

The nominees for election as directors, each for a one-year term, were elected based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Douglas M. Fambrough, III, Ph.D.	41,533,073	33,128	4,700	5,398,882
Martin Freed, M.D.	41,415,019	151,132	4,750	5,398,882
Brian K. Halak, Ph.D.	41,500,068	66,083	4,750	5,398,882
Stephen J. Hoffman, M.D., Ph.D.	41,180,573	384,738	5,590	5,398,882
Peter Kolchinsky, Ph.D.	41,458,149	108,052	4,700	5,398,882
Adam M. Koppel, M.D., Ph.D.	41,497,573	65,578	7,750	5,398,882
Dennis H. Langer, M.D., J.D.	41,425,629	137,572	7,700	5,398,882
David M. Madden	41,457,744	106,457	6,700	5,398,882

Proposal 2

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
46,898,505	71,278	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2018	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ Douglas M. Fambrough, III, Ph.D.
Douglas M. Fambrough, III, Ph.D. Chief Executive Officer